UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2014

SUNOPTA INC.
(Exact name of registrant as specified in its charter)

Canada	001-34198	Not Applicable
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

2838 Bovaird Drive West
Brampton, Ontario, L7A 0H2, Canada
(Address of Principal Executive Offices)

(905) 455-1990
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 7.01	REGULATION FD DISCLOSURE

In the fourth quarter of 2013, SunOpta Inc. (the “Company”) implemented changes to its organizational structure to align and focus the operations of SunOpta Foods on three key “go-to-market” categories:  raw material sourcing and supply; value-added ingredients; and consumer-packaged products.  The Company believes this new operational structure better aligns with SunOpta Foods’ integrated “field-to-table” business model and product portfolio.  Effective with the realignment, SunOpta Foods operates in the following three reportable segments: Global Sourcing and Supply; Value Added Ingredients; and Consumer Products. The Opta Minerals operating segment remained unchanged.

This Form 8-K provides a summary of the effects of the above reporting changes on SunOpta Foods’ historical operating segment results for fiscal year 2013. The information contained in this Form 8-K is being furnished pursuant to Regulation FD in order to provide the financial community with summary financial information and historical data that is on a basis consistent with SunOpta Foods’ new segment reporting structure. The Company filed its Annual Report on Form 10-K for the fiscal year ended December 28, 2013 on March 6, 2014. The Annual Report contains additional information regarding the Company’s operating segments, including segmented operating results based on the new operating segments for the fiscal years ended December 28, 2013, December 29, 2012 and December 31, 2011.

The information furnished in Item 7.01, including the exhibit attached hereto, shall not be deemed “filed” for any purpose, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such filing. This report will not be deemed an admission as to the materiality of any information in the report that is provided in connection with Regulation FD.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

99.1	Segmented Information – As Recast

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOPTA INC.

By:	/s/ Robert McKeracher

Robert McKeracher
Vice President and Chief Financial Officer

Date:	March 6, 2014